EXHIBIT          10.91

                            ASSET PURCHASE AGREEMENT

         This asset purchase agreement (this "agreement") is made and entered into as of this 29th day of september, 1999, by and among telos corporation, a maryland corporation ("telos"), telos corporation, a california corporation
("shareholder"), telos field engineering, inc., a delaware corporation ("seller"), and tfe technology holdings, llc, a delaware limited liability company ("purchaser").

                                   WITNESSETH

         Whereas, seller is the owner of all right, title and interest in and to the assets described on schedule 2.1 hereto (the "assets"), with such assets being substantially all of the assets currently used in the telos field engineering, inc., business operated by the seller (the "business");

         WHEREAS, Telos is the owner of all the outstanding capital stock of Shareholder, and Shareholder is the owner of all of the outstanding capital stock of Seller, and each of Telos and Shareholder are reasonably expected to benefit from the transactions contemplated by this Agreement;

         WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 "AFFILIATE" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

     1.2 "BEST KNOWLEDGE" of Seller means actual knowledge of any of Seller, Shareholder or Telos after reasonable inquiry and investigation.

     1.3 "CONTROL" and all derivations thereof shall mean the possession, direct or indirect, of either (i) the ownership of or ability to direct the voting of, as the case may be, fifty-one percent (51%) or more of the equity interests, value or voting power in any Person, or (ii) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     1.4 "GOVERNMENTAL AUTHORITY" shall mean any and all foreign, federal, state
or  local  governments,   governmental  institutions,   public  authorities  and
governmental entities and courts.

     1.5 "GOVERNMENTAL REQUIREMENT" shall mean any and all laws (including, but. not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, orders, judgments, writs, injunctions, decrees, decisions or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.6 "PERSON" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.7 "POST CLOSING TAX PERIOD" shall mean any taxable period (or portion thereof) that begins on or after the Closing Date.

     1.8 "PRE CLOSING TAX PERIOD" shall mean any taxable period (or portion thereof) ending before the Closing Date.


     1.9 "TAX" OR TAXES" mean all Federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

     1.10 "TAXING AUTHORITY" shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

     1.11 "TAX RETURN" OR "TAX RETURNS" shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

     2. PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

     2.1 PURCHASE AND SALE. Seller shall, upon Closing  (hereinafter  defined in
Section 2.3), sell, assign, transfer and deliver to purchaser all right, title and interest in and to the assets (as more fully described on schedule 2.1 hereto), free and clear of any liens or encumbrances of any nature whatsoever (except for any liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Purchaser shall, upon Closing, purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section 3 below.

     2.2 DELIVERY OF ASSETS AND TRANSFER DOCUMENTS. At the Closing, Seller shall have taken all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and have delivered to Purchaser (i) a duly executed general warranty bill of sale covering the Assets, in the form of and containing the same terms and provisions as the General warranty bill of sale attached hereto as exhibit a, (ii) duly executed assignments for all accounts receivable, patents, trademarks, trade names and similar intangible property included in the assets, in form and substance acceptable to purchaser and in recordable form as appropriate, and (iii) such other duly executed transfer and release documents which purchaser has reasonably requested to evidence the transfer of the assets to purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed purchaser hereunder); provided, however, that certain assets may not be transferred to purchaser at the closing due to the need for consents to assignment, novation or subcontracting that have not been obtained as of the Closing Date.

     2.3 CLOSING DATE. subject to the terms and conditions herein contained, the consummation of the transactions referred to above shall take place (the "closing") at the offices of seller, c/o telos corporation, 19886 ashburn road, ashburn, virginia 20147, commencing at 9:00 a.m. local time on september 29, 1999, or such other date as the parties may mutually determine (the "closing date").

     3. PURCHASE PRICE.

     3.1 PRICE AND PAYMENT. The aggregate consideration for the assets and the non-competition agreements (set forth in section 13 below) shall be an amount equal to $10,000,000.00 (the "purchase price"), based on the net assets of seller being equal to $2,500,000 at the closing date and subject to adjustment as provided in section 3.2 below, payable by wire transfer to an account specified in writing by seller or delivery of other immediately available funds at the closing to seller or its designee; provided, however, that if it is necessary or advisable under the bank release (as defined in section 7.1(t)) that the purchase price be paid to an account for the benefit of the bank (as defined in section 7.1(t)), then the purchase price shall be paid to such account.

     3.2 PURCHASE PRICE ADJUSTMENT. (a) the net assets of seller shall be initially determined at the time of closing as being equal to the pro forma total net assets of seller as of august 31, 1999, as presented on schedule 3.2 attached hereto (the "closing estimate"). the purchase price shall be increased or decreased on a dollar-for-dollar basis by the amount by which the actual net assets of seller as of the close of business on the day immediately preceding the closing date is more or less than the closing estimate (such increase or decrease, the "net asset adjustment").

     (B) THE "NET ASSETS OF SELLER" shall mean the sum of the value of all of the assets less the sum of the value of all of the assumed liabilities of seller as of closing, determined in accordance with past practices of seller (which past practices are in accordance with generally accepted accounting principles, consistently applied ("gaap")), as shown on statement of net assets on schedule
3.2 attached.

     (c) following the closing, the actual net assets of seller as of the closing date shall be subsequently determined within forty-five (45) days after the closing date by seller, in accordance with the terms of this agreement (at the expense of seller), which determination (the "determination") shall be submitted in writing to seller and purchaser no later than forty-five (45) days after the closing. if within ten (10) days after receipt of the determination, purchaser delivers written notice to seller that purchaser disagrees with the determination (the "disagreement notice"), then seller and purchaser shall attempt in good faith to mutually determine the correct amount of the net assets of seller within ten (10) days after the disagreement notice. if seller and purchaser cannot in good faith mutually agree upon the correct actual amount of the net assets of seller within such ten (10) day period, then seller and purchaser shall, within the immediately following five (5) day period, mutually agree upon an accounting firm, to be a "big five" accounting firm (or, if seller and purchaser are unable to agree within such period, then arthur andersen & co. shall be hereby selected as such accounting firm), to compute the actual net assets of seller as of the closing date, which computation (the "final computation") shall be final, conclusive and binding on the parties hereto.

     (d) In the event of a Final Computation, Purchaser and Seller shall jointly pay the expense of the Final Computation. If Purchaser does not deliver the Disagreement Notice on a timely basis to Seller, then Purchaser shall be deemed to agree with and accept the Determination, which shall be final and conclusive against Purchaser and Seller. Any required payment by Seller or Purchaser by virtue of a Net Asset Adjustment shall be made by Seller or Purchaser, as the case may be, within ten (10) days of the receipt of the Determination or the Final Computation.

     3.3 EXCLUDED ASSETS. the assets shall not include any of the assets listed on schedule 3.3 hereto (collectively, the "excluded assets").

     3.4 ASSUMED LIABILITIES AND OBLIGATIONS. on the closing date, subject to the satisfaction or waiver of all of the conditions set forth in section 7.1, purchaser shall assume the liabilities and obligations of seller under all contracts and agreements transferred by seller to purchaser at the closing that are listed and described on schedule 2.1 hereto and the other liabilities and obligations set forth on schedule 3.4 hereto; provided, however, that purchaser shall only assume the liabilities and obligations under such contracts and agreements set forth on schedule 2.1 that arise after, and relate to or result from acts, events, omissions or time periods after, the closing date (collectively, such liabilities and obligations described on schedules 2.1 and 3.4, the "assumed liabilities and obligations"); and provided further, however, that purchaser specifically shall not assume any liabilities or obligations of seller under such contracts or agreements with respect to any matter (including, without limitation, damages to third parties) relating to or resulting from acts, events, omissions, or time periods occurring on or before the closing date.
     3.5 EXCLUDED LIABILITIES AND OBLIGATIONS.

     (a) Except as expressly set forth in Section 3.4 above, Purchaser shall not assume and shall not be liable or responsible for any debt, obligation or liability of the Business, Seller, Shareholder, Telos or any other Affiliate of Seller, or any claim against any of the foregoing parties, of any kind, whether known or unknown, contingent, absolute or otherwise.

     (b) Except for the Assumed Liabilities and Obligations expressly provided for in Section 3.4 hereof, Seller, Shareholder and Telos shall jointly and severally forever defend, indemnify and hold harmless Purchaser from and against any and all liabilities, obligations, losses, claims, damages (including incidental and consequential damages), costs and expenses (including court costs and reasonable attorney's fees) related to or arising from the Business or any contract or agreement that is, or should be, listed on SCHEDULE 4.8 prior to the Closing Date.

         (c) Purchaser shall forever defend, indemnify and hold harmless Seller, Shareholder and Telos from and against any and all liabilities, obligations, losses, claims, damages (including incidental and consequential damages), costs and expenses (including court costs and reasonable attorney's fees) related to or arising from the Business or any contract or agreement that is listed on
SCHEDULE 4.8 AFTER THE CLOSING DATE; PROVIDED, HOWEVER, that no indemnification shall be required of Purchaser hereunder for any such liabilities, obligations, losses, claims, damages, etc., if they were caused by the action or inaction of either of Seller, Shareholder and Telos or any employee or officer thereof, or if they relate to a contract which has not been assigned, subcontracted or novated to Purchaser.

     3.6 TRANSFER TAXES. Purchaser and Seller acknowledge and agree that the consideration (including, without limitation, the Purchase Price and any adjustments thereto) does not include any sales, use, transfer or other similar tax payments by Purchaser to Seller pursuant to this Agreement, and is exclusive of any and all sales, use, transfer or other similar tax imposed as a result of the consummation of the transactions contemplated by this Agreement. Telos, Shareholder and Seller each hereby agree to pay and discharge, and to indemnify Purchaser against, and protect, save and hold Purchaser harmless from, any liability, obligation, claim, assessment or deficiency (whether or not ultimately successful) for any and all sales, use, transfer or other similar taxes (and any and all interest, penalties, additions to tax and fines thereon or related thereto) resulting or arising from or incurred in connection with the consummation of the actions contemplated by this Agreement.

     3.7 ALLOCATION OF PURCHASE PRICE. within 120 days after the closing date, purchaser and seller shall agree (subject to the approval of telos, which may not be unreasonably withheld or delayed) upon a schedule (the "allocation schedule") to be attached hereto as schedule 3.7, allocating the purchase price (and the value of the assumption of the assumed liabilities and obligations) to be paid by purchaser among the purchased assets transferred as of the closing date by seller. the allocation schedule shall be reasonable and shall be prepared in accordance with section 1060 of the code, the regulations thereunder and the preceding sentence. promptly after agreeing to the allocation schedule, seller and purchaser shall sign the allocation schedule and return an executed copy thereof to purchaser and seller, respectively. the purchaser and seller each agrees to file irs form 8594, and all federal, state, local and foreign tax returns, in accordance with the allocation schedule. purchaser and seller agree to promptly provide the other with any other information required to complete irs form 8594 and all federal, state, local and foreign tax returns. any allocation of the purchase price shall take into account any implicit value of any other agreements between the parties hereto, and the purchase price so allocated shall be adjusted to account for such value.

     4. REPRESENTATIONS AND WARRANTIES OF TELOS, SELLER AND SHAREHOLDER. Telos, Seller and Shareholder hereby jointly and severally represent and warrant to Purchaser as follows:

     4.1 ORGANIZATION. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted except where any such failure would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted except where any such failure would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business. Seller is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, or business prospects of the Business.

     4.2 OWNERSHIP. Seller owns all of the Assets constituting the Business, except the government furnished equipment ("gfe") listed in schedule 4.2. There are no options, rights or other grants currently outstanding for the acquisition or purchase of any of the Assets. All of the outstanding capital stock of Seller is owned by Shareholder. All of the outstanding capital stock of Shareholder is owned by Telos.

     4.3 FINANCIAL STATEMENTS. seller has delivered to purchaser copies of the following financial statements for the business, all of which are included in schedule 4.3 hereto:

     (a) UNAUDITED STATEMENT OF NET ASSETS OF THE BUSINESS (the "statement of net assets") as of august 31, 1999 (the "statement date"), and the unaudited pro forma statement of operations of the business for the eight (8) month period ended on the Statement Date;

     (b) UNAUDITED PRO FORMA STATEMENT OF OPERATIONS of the Business from Seller for Seller's two (2) most recent fiscal years.

     (c) Management Operations Summaries of the Business for the eight (8) months ended August 31, 1999, and Seller's two (2) most recent fiscal years.

     ALL  FINANCIAL  STATEMENTS  SUPPLIED TO  PURCHASER  BY SELLER,  INCLUDED IN
SCHEDULE 4.3(A) hereto, are true and accurate in all respects and, except as set forth on schedule 4.3(B) hereto, have been prepared in accordance with past practices of Seller (which past practices are in accordance with GAAP), and present fairly the financial condition of the Business as of the dates and for the periods indicated thereon. The Statement of Net Assets reflects, as of the Statement Date, all material liabilities, debts and obligations of Seller related to the Assets, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of taxes or other governmental charges, or penalties, interest or fines thereon or in respect thereof.

     4.4 EVENTS SINCE THE STATEMENT DATE. EXCEPT AS SET FORTH ON SCHEDULE 4.4 hereto, since August 31, 1999, there has not been:

     (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

     (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of the Business that adversely affects the condition (financial or otherwise) of the Assets or the Business;

     (c) any breach or default by Seller or Shareholder or Telos, or, to the Best Knowledge of Seller, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

     (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

     (e) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

     (f) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; or

     (g) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

     4.5 COMPETING INTERESTS. None of Seller, Shareholder, or Telos, nor, to the Best Knowledge of Seller, any shareholder or officer of any of the foregoing, and no Associate (as hereinafter defined) of any of the foregoing:

     (a) owns, directly or indirectly, any equity interests in, or is a director, officer or employee of, or consultant to, any entity which is a competitor, supplier or customer of the Business, or, to the Best Knowledge of Seller, a competitor, supplier or customer of Purchaser or an Associate of Purchaser (except for ownership, if any, of less than one percent (1%) by value of the outstanding capital stock of any corporation the capital stock of which is traded on a nationally recognized securities exchange); or,

     (b) owns, directly or indirectly, in whole or in part, any property, asset or right which is associated with the Assets or the Business, or which Seller is presently operating or using in connection with or the use of which is necessary for or material to the operation of the Business.

     FOR PURPOSES OF THIS AGREEMENT, THE TERM "ASSOCIATE" shall mean with respect to a Person (other than an individual), any Person Controlling, Controlled by or under common Control with such Person, and any director or officer of such Person and any Associate of any such Person.

     4.6 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Seller which are part of the Assets are reflected properly on Seller's books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to a reserve for bad debts set forth in the Statement of Net Assets through the Closing Date in accordance with the past customs and practices of the Business.

     4.7 EMPLOYEE MATTERS. SCHEDULE 4.7(A) hereto, sets forth a true and complete list of the names of and current annual compensation paid to each non-temporary employee who is employed in connection with the operation of the business (each a "business employee"). except as specifically described on schedule 4.7(b) hereto, none of seller, shareholder or telos maintain or contribute to any employee benefit plans, programs or arrangements (including, but not limited to, pension plans and welfare plans within the meaning of section 3(2) and 3(1), respectively, of the employee retirement income security act of 1974, as amended ("erisa")), whether written or unwritten, formal or informal under which any current or former business employee is or may become entitled to benefits. none of seller, shareholder or telos now contributes or has ever contributed to a "multi-employer plan" as defined in section 4001(a)(3) of erisa. none of seller, shareholder or telos is a party to any collective bargaining or other union agreements, or has, within the last five (5) years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to employees engaged in the business which had or might have had a material adverse effect on the business. other than wage increases in the ordinary course of business, since the statement date, none of seller, shareholder or telos has implemented or made any commitment or agreement to implement, any increase in the wages or modification of the conditions or terms of employment of any of the corporate or administrative (non-temporary) business employees, or of any business employee who is expected to receive annual compensation for 1999 of $40,000 or more.
     4.8 CONTRACTS AND AGREEMENTS. SCHEDULE 4.8 hereto sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets or the Business (including all amendments, supplements and modifications thereto):

     (a) all contracts, agreements, or commitments in respect of the sale of services;

     (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller or by an acceptance or other act of some other person or entity or both;

     (c) all sales or agency agreements or franchises or legally enforceable commitments or obligations with respect thereto;

     (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

     (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officers or employees of Telos, Shareholder or Seller;

     (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

     (g) all  leases  related  to the  Assets  or the  Business,  and all  other
contracts,   agreements  or  legally  enforceable  commitments  relating  to  or affecting the Assets or the Business;

     (h) all performance bonds, surety bonds, letters of credit and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties, with a list of all such performance bonds and the like specified on schedule 4.8 hereto.

     (i) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

     (j) all accounts, notes and other receivables, and all security therefore, and all documents and agreements related thereto;

     (k) all contracts or agreements of any nature with any 5% or greater stockholder of Seller, or any Associate (as defined in Section 4.5 above) of any such stockholder;

     (l) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business; and

     (m) any agreements relating to the sharing or allocation of Taxes.

     All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the assets, but not specifically described above, (collectively, the "contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by telos, shareholder or seller, or, to the best knowledge of telos, shareholder and seller, by any other party to the contracts, or any conditions which will constitute such a default by telos, shareholder or seller, or, to the best knowledge of telos, shareholder and seller, by any other party to the contracts, and the contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this agreement. copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the contracts listed in schedule 4.8 hereto, have been delivered by telos, shareholder and seller to purchaser, and such copies and descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. no one has advised or notified telos, shareholder or seller that any contract to be assigned to purchaser by telos, shareholder or seller pursuant to the transactions contemplated by this agreement will be terminated by any customer prior to, on or after the closing date or that any existing relationship with any customer will expire upon termination of any existing contract. except as set forth on schedule 4.8a hereto, all of the contracts may be assigned to purchaser without the approval or consent of any person.

     4.9 EFFECT OF AGREEMENT. EXCEPT AS SET FORTH ON SCHEDULE 4.9, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Seller or Shareholder or Telos, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which none of Seller, Shareholder or Telos is now a party or by which Seller or Shareholder or Telos or any of their properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement;
(iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any' right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person (except as may be contemplated by the last sentence of Section 4.8 hereof). To the Best Knowledge of Seller, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.10 PROPERTIES, ASSETS AND LEASEHOLD ESTATES. Seller has good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. All leases to which real property is leased in connection with the Business are in good standing, valid and enforceable with respect to their terms.

     4.11 INTANGIBLE PROPERTY. except as set forth on schedule 4.11 hereto, the operation of the business as now conducted by seller does not require the use of or consist of any rights under any patents, inventions, trademarks, trade names, brand names or copyrights. seller owns and has the full and exclusive right to use in connection with the business all of the items listed on schedule 4.11 hereto (which schedule includes, without limitation, all computer software (whether from third parties or produced internally by seller, shareholder, telos or any affiliate of any of the foregoing) and licenses used by seller in the business or for administration purposes), which items are in full force and effect. seller has not transferred, encumbered or licensed to any person any rights to own or use any portion of the items listed on schedule 4.11 hereto or any other intangible property included in the assets. none of (i) the items listed on schedule 4.11, (ii) any other intangible property included in the assets, or (iii) the operation of the business as presently conducted, violates or infringes upon any patents, inventions, trademarks, trade names, brand names or copyrights owned by others. to the best knowledge of seller, none of the items listed on schedule 4.11 hereto or any other intangible property included in the assets is being infringed upon by any person.

     4.12 SUITS, ACTIONS AND CLAIMS. EXCEPT AS SET FORTH IN SCHEDULE 4.12 hereto, (i) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which the Business is engaged or which are pending or, to the Best Knowledge of Seller, threatened against or affecting the Business or Assets or any of its properties, or which question the validity or legality of the transactions contemplated hereby, (ii) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller with respect to the Business or Assets. Without limiting the foregoing, Seller has no knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller, Shareholder or Telos with respect to the Business or the Assets.

     4.13  LICENSES  AND  PERMITS;  COMPLIANCE  WITH  GOVERNMENTAL  REGULATIONS.
SCHEDULE 4.13 hereto, sets forth a true and complete list of all licenses and permits necessary for the conduct of the business. seller has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. true and correct copies of all such licenses and permits are included in schedule 4.13 hereto. no violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best knowledge of seller, threatened seeking the revocation or limitation of any of such licenses or permits. all such licenses and permits that are subject to transfer are included in the assets. to the best knowledge of seller, seller has complied with all governmental requirements applicable to the business, and all governmental requirements with respect to the distribution and sale of products and services by the business.

     4.14 AUTHORIZATION. Each of Seller, Shareholder and Telos has full legal right, power and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereto to be performed by it. The execution and delivery of this Agreement by each of Seller, Shareholder and Telos and the performance by them of the transactions contemplated herein has been duly and validly authorized by all requisite corporate action of Seller, Shareholder and Telos, and this Agreement has been duly and validly executed and delivered by Seller, Shareholder and Telos and is the legal, valid and binding obligation of each of Seller, Shareholder and Telos, enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

     4.15 NO UNTRUE STATEMENTS. To the Best Knowledge of Seller, the statements, representations and warranties of Seller, Shareholder and Telos set forth in this Agreement and the Schedules hereto and in all other documents furnished to Purchaser and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. There is no fact that is not disclosed to Purchaser in this Agreement or the Schedules hereto that adversely affects or, so far as Seller, Shareholder or Telos can now reasonably foresee, could adversely affect the condition or prospects (in each case, financial or otherwise) of any of the Assets or the Business or the ability of Seller, Shareholder or Telos to perform their obligations under the Agreement.

     4.16 RECORDS. The books, records and minutes kept by Seller, Shareholder and Telos with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements quotations, correspondence, historical revenue data and other financial data of the Business since January 1, 1997, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the assets, as reflected in schedule 2.1;
provided, however, that for as long as seller is required to keep in its possession such books and records as a result of any Governmental Requirement, Seller may do so if it promptly after the Closing submits a true, accurate and complete copy of such books and records to Purchaser. Seller, Shareholder and Telos agree to store for a period of at least seven (7) years from the Closing Date all of Seller's tax and accounting books and records with respect to any Tax of Seller or the Business (other than those solely with respect to the Business which are included in the Assets) for the seven (7) year period prior to the Closing Date. Such records shall be made available for inspection and copying by Purchaser upon reasonable advance notice and during reasonable business hours. In the event that Shareholder, Seller or Telos intends to destroy or dispose of any such tax or accounting books and records after the seven (7) year period, then notice of such intention shall be given to Purchaser, and such books and records will be delivered to Purchaser promptly upon Purchaser's request and at Purchaser's expense.

     4.17 WORK-IN-PROCESS. EXCEPT AS SET FORTH ON SCHEDULE 4.17 hereto, none of Seller, Shareholder or Telos has received any payments with respect to any work-in-process with respect to the Business.

     4.18 BROKERS AND FINDERS. EXCEPT AS SET FORTH ON SCHEDULE 4.18 hereto, no broker or finder has acted for Seller, Shareholder or Telos in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller, Shareholder or Telos.

     4.19 ADVERSE FACTS. None of Seller, Shareholder or Telos is aware (after having made all reasonable inquiries) of any fact or matter not disclosed in this Agreement or in the Schedules hereto which might be reasonably expected to materially adversely affect the Assets or the Business after Closing.

     4.20 DEPOSITS. None of Seller, Shareholder or Telos now holds, nor does either of Seller, Shareholder or Telos expect to receive between the date hereof and the Closing Date, any deposits or prepayments by third parties in respect to any of the Assets or the Business which are not reflected as liabilities on the Statement of Net Assets.

     4.21 WORKERS' COMPENSATION DATA. All data set forth in the workers' compensation report of Seller attached hereto as schedule 4.21 is true, correct and complete as of the date thereof.

     4.22 CUSTOMER LIST. SCHEDULE 4.22 hereto sets forth a true, correct complete list of all customers of the Business to which Seller has sold or provided services in excess of $100,000.00 in each of the twelve (12) month periods ended December 31, 1997, and December 31, 1998. This list provides an accurate statement of the gross revenues received from each such customer by the Business during each of the twelve (12) month periods ended December 31, 1997, and December 31, 1998, and also provides the gross revenues received from each such customer for the eight (8) month period ended August 31, 1999. Except as contractually provided, to the best knowledge of seller, no current customer of the business listed on schedule 4.22 hereto will stop or decrease its rate of buying services (on an annual basis) from Seller prior to the Closing Date, or to the extent any such customer becomes a customer of Purchaser pursuant to the transactions contemplated by this Agreement, from Purchaser after the Closing Date.

     4.23 NO ROYALTIES. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

     4.24 SUBSIDIARIES. EXCEPT AS SET FORTH ON SCHEDULE 4.24, Seller does not own any Subsidiaries. As used in this agreement, the word "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner, or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     4.25 SUCCESSION. In the event that Seller is merged, obligations owing hereunder to Seller by Purchaser will be obligations of Purchaser to the person succeeding by operation of law to Seller, in the event of merger of Seller in which Seller is not the surviving entity, or Shareholder (Telos, as the case may be) in the event that Seller (or Shareholder, as the case may be, or both) is dissolved. The obligations owing hereunder to Purchaser by Seller will be the obligations of Seller to the person succeeding by operation of law to Purchaser.

     4.26 TAXES. (A) EXCEPT AS SET FORTH ON SCHEDULE 4.26A, to the Best Knowledge of Seller, (i) Seller and any affiliated group, including within the meaning of section 1504 of the code, of which seller is or has been a member (any such group, a "seller group"), has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns relating to the Business or Seller required to be filed by the Code or by applicable state, local or foreign tax laws and all such Tax Returns are true, complete and correct in all material respects, (ii) all Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which Seller is liable, have been timely paid in full, or will be timely paid in full by the due date thereof, and (iii) there are no material liens for Taxes with respect to any of the assets or properties of the Seller except for any Taxes not yet due and payable.

     (b) Any deficiency relating to the Business or Seller resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid.

     (c) Seller, Shareholder and Telos have each complied in all material respects with all applicable laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

     (d) SCHEDULE 4.26B sets forth each state, county, local, municipal or foreign jurisdiction in which Seller files, or is or has been required to file, a Tax Return relating to state and local income, franchise, license, excise, net worth, property or sales and use taxes or is or has been liable for any Taxes on a "nexus" basis.

     (e) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

     5. PURCHASER REPRESENTS AND WARRANTS TO SELLER AS FOLLOWS:

     5.1 FORMATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 AUTHORIZATION. Purchaser has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency, or other laws affecting generally the rights of the creditors or by principals of equity. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Purchaser.

     5.3 BROKERS AND FINDERS. No broker or finder has acted for Purchaser in connection with this Agreement or the transactions contemplated by this Agreement and, no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser.

     6. PRE-CLOSING COVENANTS. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     6.1 GENERAL. Each of the parties will use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).
     6.2 NOTICES AND CONSENTS. Seller will give any notices to third parties, and Seller, Telos and Shareholder will each use its best efforts to obtain any third party consents that the Purchaser may request in connection with the matters pertaining to the Seller or Shareholder disclosed or required to be disclosed by this Agreement. Each of the parties will take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make or obtain.

     6.3 OPERATION OF BUSINESS. Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, Seller will not engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in
Section 4.4 hereof.

     6.4 PRESERVATION OF BUSINESS. Except for changes occurring in the ordinary course of business, Seller will keep the business and properties of the Business intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     6.5 FULL ACCESS. Seller, Shareholder and Telos will permit representatives of Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, Shareholder, or Telos, to all premises, properties, books, records, contracts, tax records, and documents of or pertaining to the Business.

     6.6 NOTICE OF DEVELOPMENTS. Seller will give prompt written notice to Purchaser of any material development affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Business. Each party will give prompt written notice to the other parties hereto of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Schedules or Exhibits hereto, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     6.7 EXCLUSIVITY. None of Seller, Shareholder or Telos will, with respect to the Business or the Assets, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving Seller, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Seller will notify Purchaser immediately if any person makes any proposal, offer, inquiry, or with respect to any of the foregoing.

     6.8 UPDATED SCHEDULES. Purchaser acknowledges that the preparation and delivery of the Schedules to the Agreement may not be prepared and/or final at the time of the execution and delivery of this Agreement. As such, the parties hereto agree as follows:

     (a) Seller shall have the right to amend, restate or supplement the Schedules to the Agreement at any time on or prior to the Closing Date;

     (b) At the Closing, Seller shall deliver to Purchaser two (2) complete copies of the proposed final Schedules to the Agreement together with an additional two (2) complete copies marked to show the changes from the Schedules last provided to Purchaser; and

     (c) Purchaser shall notify Seller in writing at the Closing that either (i) Purchaser accepts such final Schedules, in which case they shall become a part of this Agreement as if such Schedules were in existence on the date this Agreement was originally executed and all such disclosures made in such Schedules shall be deemed to be disclosed as if such Schedules have been made as of the date of this Agreement, or (ii) Purchaser reasonably determines in good faith that the information disclosed in such Schedules and/or amended Schedules would result in a material adverse change or material adverse effect on the Business, Assets or future prospects of the Business and therefore elects to terminate this Agreement pursuant to the provisions of Section 8 of this Agreement without any liability to Purchaser.

     6.9 SELLER TAX COVENANTS. Seller shall deliver to Purchaser at or prior to the Closing a certificate, in form and substance satisfactory to Purchaser, certifying that the Acquisition is exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

     7. CONDITIONS TO OBLIGATION TO CLOSE.

     7.1 CONDITIONS TO OBLIGATION OF PURCHASER. The obligations of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions: (a) the representations and warranties set forth in Section 4 hereof shall be true and correct in all material respects at and as of the Closing Date; (b) Seller, Shareholder and Telos shall have performed and complied with all of their covenants hereunder in all material respects through the Closing; (c) Seller, Shareholder and Telos shall have (i) procured all of the third party consents necessary for Closing, including, without limitation, the consents to assignment of the contracts set forth on schedule 7.1(c) hereto under the heading "major contracts to be assigned," and (ii) sub-contracted to purchaser the contracts set forth on schedule 7.1(c) hereto under the heading "major contracts to be sub-contracted;"
(d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, or local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely. the right of the Purchaser to own, operate, or control the Assets (and no such judgment, order decree, stipulation, injunction, or charge shall be in effect); (e) Seller shall have delivered to Purchaser a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7.1(a)-(d), (g), and (k)-(m) is satisfied in all respects; (f) Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies set forth in this Agreement; (g) all actions and approvals to be taken by Seller, Shareholder or Telos in connection with consummation of the transactions contemplated hereby (including approval of Seller's or Shareholder's or Telos' stockholders if required by law or by their respective articles of incorporation or bylaws) and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Purchaser; (h) Purchaser shall have received from Seller all necessary documents to evidence Seller's release of the persons listed on Schedule 16.2(B) from any and all obligations regarding confidentiality, non-disclosure, non-solicitation and non-competition; (i) Purchaser shall have received from counsel to Seller, Shareholder and Telos an opinion in such form as Purchaser may reasonably request; (j) Purchaser shall have received from Seller its Financial Statements specified in Section 4.3 hereof; (k) [Intentionally Deleted]; (l) Since August 31, 1999, except as permitted by this Agreement, Seller shall not have made any distribution or dividend (other than the cash of the Business), consulting or other payment from the income generated by the Business to Seller or to Seller's employees, except for employment salaries (not to exceed current compensation levels); (m) Seller shall not have experienced any material adverse change in the Business; (n) Purchaser shall have received from Telos, Shareholder and Seller an executed Corporate Administrative Services Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (o) Purchaser shall have received from Telos, Shareholder and Seller an executed GSA Subcontract Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (p) Purchaser shall have received from Telos, Shareholder and Seller an executed Repair/Maintenance Subcontract Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (q) Purchaser shall have received from Telos, Shareholder and Seller an executed Commercial Subcontract Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (r) Purchaser shall have received from Telos, Shareholder and Seller an executed Government Subcontract Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (s) Purchaser shall have received from Telos, Shareholder and Seller an executed GSA Distribution Point Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (t) Purchaser shall have received from Telos, Shareholder and Seller an executed Help Desk Subcontract Agreement in form and substance to be mutually agreed upon by Purchaser and Telos; (u) Purchaser shall have entered into employment agreements satisfactory in form and substance to Purchaser with certain senior operating management personnel of Seller, as selected by Purchaser in its sole discretion;
(v) Purchaser shall be satisfied that Seller, Shareholder and Telos have made appropriate arrangements concerning their lockbox account to separate their receivables from receivables of Purchaser after the Closing. Receivables received by Telos, Shareholder or Seller for any contracts not yet assumed by, or subcontracted or novated to, Purchaser, shall be immediately transferred, within twenty-four (24) hours, from Telos', Shareholder's or Seller's bank account directly to Purchaser's designated lockbox or account. For contracts that are subcontracted to Purchaser, Telos shall, within three (3) business days after the Closing Date, send out the appropriate applications or forms to the appropriate billing customers to modify the billing instructions of such contracts to allow for direct payment to Purchaser's designated lockbox or account; (w) Shareholder and Telos shall have received and delivered to Purchaser, for the benefit of Purchaser, an executed release and waiver, in form and substance satisfactory to Purchaser, under that certain Amended and Restated Credit Agreement dated as of July 1, 1997 (the "credit agreement"), among Shareholder, Telos, and Bank of America, N.A. (as successor to NationsBank, N.A., which was Successor to American Security Bank, N.a.) (The "Bank"), whereby the bank releases all of the assets from all of the bank's liens, security interests, and other encumbrances which may cover the assets (the "bank release"). the bank release shall be, at the closing, in full force and effect, and neither Seller, Shareholder nor Telos shall take any action, or fail to take any action, which would violate or breach the Bank Release.

     Purchaser may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

     7.2 CONDITIONS TO OBLIGATIONS OF SELLER, SHAREHOLDER AND TELOS. The obligations of Seller, Shareholder and Telos to consummate the transactions to be performed by it in connection with the Closing are subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

     (b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

     (d) Purchaser shall have delivered to Seller and Shareholder a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7.2(a)-(c) is satisfied in all respects;

     (e) Seller shall have obtained the approval of its Board of Directors for the transactions contemplated by this Agreement; and

     (f) Seller shall have received from counsel to Purchaser an opinion in such form as Seller may reasonably request.

     Seller or Shareholder may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

     7A. ALLOCATION OF TAX LIABILITIES AND INCOME

     7A.1 LIABILITY FOR TAXES. (a) Seller, Shareholder and Telos shall be liable for and pay, and pursuant to Article 11 (and subject to the limitations thereof) shall indemnify and hold harmless Purchaser from and against, all Taxes (whether assessed or unassessed) applicable to the Business, the Assets or the Assumed Liabilities and Obligations, in each case attributable to Pre-Closing Tax Periods.

     (b) Purchaser shall be liable for and pay, and shall indemnify and hold harmless Seller against, all Taxes (whether assessed or unassessed) applicable to the Business, the Assets or the Assumed Liabilities and Obligations, in each case attributable to Post-Closing Tax Periods. Except as otherwise provided herein, Purchaser shall be entitled to any refund of (or credit for) Taxes attributable to Post-Closing Tax Periods.

     7A.2 ALLOCATION OF TAXABLE INCOME. FOR PURPOSES OF SECTION 7A(A) AND (B), whenever it is necessary to determine the liability for Taxes attributable to Pre-Closing Tax Periods, on one hand, and Post-Closing Tax Periods, on the other hand, such determination shall be made on a "closing of the books basis" by assuming that the relevant books were closed at 11:59 p.m. on the day before the day on which the closing actually occurs; provided, however, that (i) transactions occurring on the date on which the closing actually occurs that are properly allocable (based on, among other relevant factors, the factors set forth in treasury regulation ss. 1.1502-76(b)(1)(ii)(b)) to the portion of the date on which the Closing actually occurs, but before the time of the Closing, shall be allocated to Pre-Closing Tax Periods.

     8. TERMINATION.

     8.1 TERMINATION OF AGREEMENT. Certain of the parties may terminate this Agreement as provided below:

     (a) Purchaser, Seller, Shareholder and Telos may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if Seller, Shareholder or Telos is in material breach of this Agreement;

     (c) Seller, Shareholder or Telos may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing if the Closing shall not have occurred on or before September 30, 1999, by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from Seller, Shareholder or Telos breaching any representation, warranty, or covenant contained in this Agreement);

     (d) Purchaser shall have the right in its good faith discretion, to terminate this Agreement at any time prior to Closing if any material adverse change in the Business or Assets occurs or if any information is subsequently disclosed in the Schedules to be delivered by Seller hereunder after the date of execution of this Agreement which information may reasonably be expected to have a material adverse effect on the Business or the Assets following the date hereof.

     8.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 8.1 above, then all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach of this Agreement).

     9. NATURE OF STATEMENTS OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF TELOS, SELLER AND SHAREHOLDER. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Telos, Seller or Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Telos, Seller and Shareholder hereunder.

     10. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

     10.1 DELIVERY OF FUNDS AND OTHER ASSETS COLLECTED BY PURCHASER; POWER OF ATTORNEY. To the extent Purchaser receives any funds or other assets in payment of receivables for work-in-process incurred prior to the Closing Date or the other Excluded Assets, then Purchaser shall immediately deliver such funds and assets to Seller and take all steps necessary to vest title to such funds and assets in Seller. Purchaser hereby designates Seller as Purchaser's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Seller any checks, notes or other documents received by Purchaser in payment of or in substitution or exchange for any of the Excluded Assets. Purchaser hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Seller from time to time any documents or instruments reasonably requested by Seller to evidence such power of attorney.

     10.2 DELIVERY OF FUNDS AND OTHER ASSETS COLLECTED BY SELLER, SHAREHOLDER OR TELOS; POWER OF ATTORNEY. To the extent Seller, Shareholder or Telos receives any funds or other assets in payment of receivables or work-in-process incurred on or after the Closing Date, or in connection with any other Assets being sold to Purchaser hereto, each of Seller, Shareholder and Telos shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser. Each of Seller, Shareholder and Telos hereby designates Purchaser and its officers as its true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Purchaser any checks, notes or other documents received by Seller or Stockholder or Telos in payment of or in substitution or exchange for any of the Assets. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Purchaser from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

     10.3 CONSENTS OF THIRD PARTIES.

     (A) LANDLORDS. Within sixty (60) days following the Closing, Seller shall have used its best efforts to obtain consents from all lessors of real property leased by Seller to the assignment of such leases to Purchaser without any amendment, modification or change in the terms of any of such leases.

     (B) CUSTOMERS. Seller, Shareholder and Telos shall use their best efforts to obtain, as soon as is practicable, a consent to assignment or novation of all of the contracts comprising part of the Assets to Purchaser without any amendment, modification or change in the terms of such contracts.

     10.4 USE OF TELOS NAME. For a period of two (2) years from the Closing Date, Purchaser shall have an exclusive license to use the names "Telos Field Engineering" and "TFE" in the operation of the Business post-Closing, including, without limitation, the use of such names on, in or relating to letterhead, invoices, business cards, marketing materials, advertisements, press RELEASES, PACKAGING MATERIALS, AND VERBAL COMMUNICATIONS; PROVIDED, HOWEVER, that such license does not include the use of the name "Telos" by itself or in connection with any other words other than expressly set forth above.

     10.5 TAXES.

         (A) TAX RETURN FILINGS. Seller shall timely prepare and file with the relevant Taxing Authorities all Tax Returns of Seller the due date for filing of which, determined taking into account extensions, is after the Closing Date. Seller shall timely prepare and file with the relevant Taxing Authorities all Tax Returns for any taxable periods of Seller the due date for filing of which, determined taking into account extensions, is on or before the Closing Date. Any Tax Returns described in the preceding sentence shall be prepared on a basis consistent with the past practices of Seller. Seller shall reimburse Purchaser (in accordance with Section 11.6) for any amount owed by Seller with respect to the taxable periods covered by such Tax Returns. All Tax Returns for a taxable period including the Closing Date shall be filed on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant Taxing Authority will not accept such a Tax Return.

     (B) STRADDLE PERIODS. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (I) Real, Personal and Intangible Property Taxes ("Property Taxes") of Seller for the Pre-closing Tax Period shall equal the Property Taxes for such Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (ii) the Taxes of Seller (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if the entire Straddle Period ended as of the close of business on the day before the Closing Date.

     (C) COOPERATION. Seller and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes, including all Tax Claims (as defined below).

     (D) REFUNDS AND CREDITS. Any refund or credit of Taxes of Seller for any taxable period ending before the Closing Date shall be for the account of Seller. Notwithstanding the foregoing, however, any such refund or credit shall be for the account of Purchaser to the extent that such refunds or credits are attributable (determined on a marginal basis) to the carryback from a Post-Closing Tax Period (or the portion of a Straddle Period that begins on the Closing Date) of items of loss, deductions or other Tax items of Purchaser (or any of its affiliates). Any refund or credit of Taxes of Purchaser for any Post-Closing Tax Period shall be for the account of Purchaser. Any refund or credit of Taxes of Purchaser for any Straddle Period shall be equitably apportioned between Seller and Purchaser. Each party shall, or shall cause its affiliates to, forward to any other party entitled under this Section 10.5(d) to any refund or credit of Taxes any such refund within 10 days after such refund is received or reimburse such other party for any such credit within 10 days after the credit is allowed or applied against other tax liability; provided, however, that any such amounts shall be net of any tax cost or benefit to the payor party attributable to the receipt of such refund and/or the payment of such amounts to the payee party. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of Section 10.5(e).

     (E) PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS.

     (I) NOTICE. If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to any Purchaser Indemnitee pursuant to Section 11, Purchaser shall promptly notify Seller or Shareholder in writing OF SUCH CLAIM (A "TAX CLAIM"). Failure to give notice of a Tax Claim to Seller or Shareholder within a sufficient period of time and in reasonably sufficient detail to allow Seller to effectively contest such Tax Claim shall affect the liability of Seller to any Purchaser Indemnitee only to the extent that Seller's position is actually and materially prejudiced as a result thereof.

     (II) CONTROL OF PROCEEDINGS. Seller shall control all proceedings taken in connection with any Tax Claim relating solely to Taxes of Seller for a Pre-Closing Tax Period, and may make all decisions in connection with such Tax Claim. Seller and Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of Seller for a Straddle Period, and neither party shall settle any such Tax Claim without the written consent of the other party. Purchaser shall control all proceedings with respect to all other Tax Claims.

     10.6 PERFORMANCE BONDS. As to contracts which are subcontracted to Purchaser at the Closing, Purchaser agrees to pay Seller's premiums on the outstanding performance bonds related to such subcontracted contracts until Purchaser replaces such bonds within thirty (30) days after the Closing Date. As to contracts not assigned or subcontracted to Purchaser at the Closing, Purchaser agrees to pay Seller's premium on the outstanding performance bonds until Purchaser replaces such performance bonds at the time at which such contracts are assigned to Purchaser. If such bonds are not replaced by Purchaser within a thirty (30) day period for contracts which have been subcontracted to Purchaser at the Closing or within the period to assign the contracts not subcontracted to Purchaser at the Closing, then Purchaser agrees to establish a cash escrow for the amount of such performance bonds of Seller then outstanding and shall allow Seller to draw the respective funds from such escrow.

     11. INDEMNITY BY SELLER, SHAREHOLDER AND TELOS.

     11.1 INDEMNITY. SELLER, SHAREHOLDER AND TELOS (collectively, the "indemnifying parties") shall and hereby do, jointly and severally, indemnify, hold harmless and defend purchaser, its affiliates and their officers, directors, shareholders, employees, agents, representatives and consultants (collectively, the "indemnified parties") at all times from and after the date of this agreement, from and against any and all penalties, demands, damages, punitive damages, losses, loss of profits, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon), remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the indemnified parties ("damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following (provided that this Section 11 shall not apply to any items that have been expressly assumed by Purchaser under this Agreement):

     (a) any liability (whether in contract, in tort or otherwise, and whether or not successful) of or against Seller, Shareholder or Telos or related in any way to the Business or Assets of any of them (including any liability of Seller, Shareholder or Telos under all ERISA laws);

     (b) any liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability arises in connection with any action, omission or event occurring on or prior to the Closing Date;

     (c) any liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Assets or the Business which have not been expressly assumed by the Purchaser hereunder;

     (D) (I) ALL LIABILITY FOR TAXES of Seller and each Seller Group with respect to any Pre-Closing Tax Period, (ii) all liability for Taxes of such Seller or any other corporation which is or has ever been affiliated with such Seller or with whom Seller otherwise joins, has ever joined, or is or has ever been required to join in filing any consolidated, combined or unitary Tax Return prior to the Closing Date, (iii) all liability for Taxes of Seller or any Seller Group arising (directly or indirectly) as a result of the sale of the Assets or the other transactions contemplated hereby, (iv) any breach of any representation or warranty contained in Section 4, and (v) all liability for reasonable legal fees and expenses attributable to any item in the foregoing clauses.

     (e) any liability (whether or not successful) related to any lawsuit or threatened lawsuit or claim involving Seller, Shareholder or Telos, Including But Not Limited To, Those Items Listed On Schedule 4.12 Hereto;

     (f) any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of Seller, Shareholder or Telos under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Purchaser pursuant to the terms of this Agreement;

     (g) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees and expenses) incident to any of the foregoing.

     11.2 AMOUNT OF LOSS. The amount of any Loss for which indemnification is provided under this Article 11 shall be net of any amounts recoverable by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost to the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase), and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income tax purposes.

     11.3 LIMITATION OF CERTAIN LIABILITY. To the extent the Indemnified Parties incur or suffer Damages for any matter for which Seller and Shareholder and Telos are obligated to indemnify, hold harmless and defend Purchaser under
Section 11.1(f) above, Seller and Shareholder shall not be liable for any such Damages until Purchaser has suffered aggregate losses by reason of all such misrepresentations, breaches of warranty and/or non-fulfillments of covenants or agreements on the part of Seller and/or Shareholder And/or Telos in Excess of $150,000.00; Provided, However, That the Limitation Set Forth Above Specifically Shall Not Apply to Damages (Y) Resulting From or Attributable to Intentional fraud or any willful misconduct by Seller, Shareholder or Telos, or (z) for any matter or matters (other than those set out in Section 11.1(f) above) for which Seller, Shareholder or Telos is obligated to indemnify, hold harmless and defend Purchaser. The provisions of this Section 11.3 will terminate on the second anniversary of the Closing Date, except for Damages relating to any Taxes, which shall not terminate until the expiration of the applicable statute of limitations.

         11.4 NOTICE OF CLAIM. Purchaser agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this
Agreement, including receipt by it or any Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any person with respect to any matter as to which any of the Indemnified Parties are entiTled to Indemnity Under the Provisions of This Agreement (Such Actions Being Collectively Referred to in This Section 11 as the "Claim"), Purchaser Will Give Prompt Notice Thereof in Writing to Telos; Provided, However, That Any delay in giving or failure to give such notice shall not limit the rights of Purchaser or any Indemnified Party to indemnity hereunder, and Purchaser shall have no liability for such delay or failure, except to the extent that Telos is shown to have been materially damaged by such delay or failure.

     11.5 RIGHT TO DEFEND. Any Indemnifying Party shall be entitled, at its sole cost and expense, to contest and defend by all appropriate legal proceedings any Claim with respect to which any such indemnifying party is called upon to indemnify any of the indemnified parties under the provisions of this agreement; provided, however, that notice of the intention so to contest shall be delivered by such indemnifying party to purchaser within twenty (20) days from the effective date of notice to telos by purchaser of the assertion of the claim; and provided further, however, that such right to contest and defend shall exist only if such Indemnifying Party have (i) admitted in writing to Purchaser the obligation of such Indemnifying Party to pay the indemnified obligations to the Indemnified Parties with respect to the Claim, and (ii) have provided the
Indemnified Parties with satisfactory evidence of it's ability to pay any indemnity obligation that reasonably may arise under the Claim. Any such contest may be conducted in the name and on behalf of Purchaser. Such contest shall be conducted by reputable attorneys employed by such Indemnifying Party and reasonably acceptable to Purchaser, but Purchaser shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If, after such opportunity, any Indemnifying Party have not satisfied all requirements for the contest of a claim by them (i.e., timely election, admission of liability and proof of ability regarding payment), then such Indemnifying Party shall (i) at their expense, except for travel expenses requested to be incurred by Purchaser, reasonably cooperate with Purchaser with respect to defense of the Claim, and (ii) be bound by the result obtained with respect to the Claim by Purchaser. At any time after the commencement of defense of any Claim, such Indemnifying Party may request Purchaser to accept a bona fide offer from the other parties to the Claim for a cash settlement payable solely from such Indemnifying Party (which places no burdens or restrictions on Purchaser and does not otherwise prejudice
Purchaser), whereupon such action shall be taken unless Purchaser determines that the contest should be continued, and so notifies such Indemnifying Party in writing within fifteen (15) days of such request from such Indemnifying Party. In the event that, after such a request by such Indemnifying Party for acceptance of a bona fide cash settlement offer, Purchaser determines that the contest should be continued, such Indemnifying Party shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount which the other party to the contested Claim had agreed to accept in settlement as of the time the such Indemnifying Party made its request therefore to Purchaser, or
(ii) such amount for which such Indemnifying Party may be liable with respect to such Claim by reason of the provisions hereof.

     11.6 COOPERATION BY PURCHASER. If requested by any Indemnifying Party, Purchaser and its officers and employees shall reasonably cooperate with such Indemnifying Party and its counsel in contesting any Claim with respect to which such Indemnifying Party Have Satisfied All Requirements for a Contest by Them as Set Forth in Section 12 Above; Provided, However, That Such Indemnifying Party shall reimburse Purchaser for any actual out-of-pocket expenses incurred by it in so cooperating.

     11.7 PAYMENT. The Indemnifying Parties shall promptly pay to Purchaser or such other Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Damages to which Purchaser or such Indemnified Party may become entitled by reason of the provisions of this Agreement.

     12. LEASE AGREEMENT. Purchaser shall assume the leases for the office space currently used by Seller in connection with the operation of the business and that are listed on schedule 12 hereto. Purchaser will, from and after Closing, hold harmless Seller from any liability thereunder accruing after Closing.

     13. NON-COMPETITION AGREEMENT. As part of the inducement for Purchaser to enter into this Agreement and for the payment of the Purchase Price as provided by Section 3.1, the parties hereby agree to the provisions of this Section 13. For a period commencing on the date hereof through the third anniversary of the Closing Date, neither Seller nor Shareholder nor Telos, shall (i) within the territorial boundaries of the United States, compete directly with Purchaser insofar as the Assets, Business and transactions contemplated hereby, (ii) solicit directly any of the accounts of Seller regarding the Assets or the Business, or (iii) solicit for employment by Seller or Shareholder or Telos any of the employees of the Business. Each of Seller, Shareholder and Telos agrees that the limitations set forth herein on the rights of Seller, Shareholder and Telos to compete with Purchaser are reasonable and necessary for the protection of Purchaser. In that regard, Seller, Shareholder and Telos specifically agree that the limitations as to period of time and geographic area, as well as all other restrictions on its activities specified herein, are reasonable and necessary for the protection of the Purchaser. Seller, Shareholder and Telos each further recognize and agree that violation of any of the agreements contained in this Section 13 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting a bond, regarding any violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller, Shareholder or Telos, including, but not limited to, the recovery of damages. Further, it is agreed by Seller, Shareholder and Telos that in the event the provisions of this Agreement should ever be deemed by a court of competent jurisdiction to exceed the geographic limitations permitted by applicable law, then the provisions shall be reformed to the maximum geographic limitations permitted. Notwithstanding the foregoing, Purchaser recognizes and hereby agrees that any of Telos, Shareholder or Seller engaging in the activities described ON
SCHEDULE 13 hereto shall not be deemed to be a violation of the provisions of this Section 13.

     14. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Seller, Shareholder and Telos each recognizes and acknowledges that it has and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, list of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller, Shareholder and Telos each agree that it will not disclose, and it will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person, except to authorized representatives of Purchaser. Seller, Shareholder and Telos each recognize and agree that the violation of any of the agreements contained in this Section 14 will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond, therefore, restraining any violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have against Seller, Shareholder or Telos.

     15. ASSIGNMENT OF CONTRACTS. Notwithstanding any other provision of this Agreement, neither this Agreement nor any document entered into in connection with this Agreement or the transactions contemplated hereby shall be construed as an attempt to assign (i) any contract which, as a matter of law or by its terms, is non-assignable without the consent of the other parties thereto unless such consent has been given, or (ii) any contract or claims as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such contracts may be realized for the benefit of Purchaser, Seller, at its expense and at the request and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such contracts may be performed in such manner that the value of such contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the monies due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim incurred after the Closing. Seller shall promptly pay over to Purchaser all monies collected by or paid to it in respect of every such contract, claim or demand to the extent such monies are earned or accrued by Purchaser on or after the Closing Date. Nothing in this Section 15 shall relieve Seller, Shareholder or Telos of their obligation to obtain, as soon as is practicable, any and all consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller, Shareholder or Telos from any liability to Purchaser for failure to obtain such consents.

     16. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

     16.1 NEW EMPLOYEES OF PURCHASER. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any Business Employees that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

     16.2 HIRING OF EMPLOYEES.

     (a) Purchaser will use its reasonable efforts to hire the current Business Employees (other than temporary employees) as listed on schedule 16.2(a); provided, however, that purchaser shall be entitled to review employee records, conduct employee interviews and perform such employee screening procedures as Purchaser deems appropriate, and may refuse to offer employment to any Business Employee for any reason.

     (B) AS A CONDITION TO THEIR EMPLOYMENT BY PURCHASER, ALL BUSINESS EMPLOYEES LISTED IN SCHEDULE 16.2(B) may be asked to execute and deliver to Purchaser an Employment Agreement, a confidentiality agreement, and a non-competition agreement, each in form and substance acceptable to Purchaser

     16.3 EXISTING EMPLOYEE BENEFIT PLANS. (a) Purchaser shall have no obligation to continue any employee benefit plans, programs or arrangements currently offered by Seller, Shareholder or Telos to any of Seller's, Shareholder's or Telos' employees. Telos agrees to indemnify and hold harmless Purchaser from and against any claim which may arise because of the failure to continue any such plans, programs or arrangements.

     (b) Notwithstanding (a), above, it is Purchaser's present intention that, within a reasonable period after the Closing Date, it shall provide to the Business Employees hired by it employee benefits that are substantially similar in the aggregate to the employee benefits provided to such Business Employees immediately prior to the Closing Date.
     16.4 INDEMNITY CONCERNING ACCRUED BENEFITS. Except as expressly assumed by Purchaser hereunder and as reflected in the Statement of Net Assets of Seller, each of Seller, Shareholder and Telos jointly and severally agree to indemnify and hold harmless Purchaser from and against any and all accrued and outstanding employee benefits, salary, vacation pay, bonuses, commissions and other emoluments of its past or present employees and from any other employee related matters or liabilities with respect to Seller's, Shareholder's or Telos' past or present employees.

     17. EXPENSES. Whether or not the transactions contemplated hereby are consummated, Seller and Shareholder and Telos will pay all of their costs and expenses and Purchaser will pay all of its costs and expenses, in each case incurred in connection with the preparation of and execution of this Agreement and the consummation of the transactions contemplated hereby.

     18. FURTHER ACTIONS. From time to time, at the request of any party hereto; the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

     19. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram, by courier, by facsimile or other similar instantaneous electronic transmission device, or by mailing first class, postage prepaid, certified United States mail, return receipt requested, as follows:

                  (a)      If to Purchaser, at:

                           c/o Carr & Company, LLC
                           410 Park Avenue, Suite 840
                           New York, New York  10022
                           Attention:  Peter J. Carr
                           Facsimile No.:  (212) 688-1890

                           With a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038-4892
                           Attention:  A. Curtis Greer, Esq.
                           Facsimile No.:  (212) 504-6666

                  (b)      If to Seller, Shareholder or Telos, at:

                           Telos Corporation
                           19886 Ashburn Road
                           Ashburn, Virginia  20147

                           Attention:  William L. P. Brownley, Esq.
                           Facsimile No.:  (703) 724-3855

                           With a copy to:

                           John B. Connor, Esq.
                           John B. Connor, P.L.C.
                           1033 N. Fairfax Street, Suite 310
                           Alexandria, Virginia  22314
                           Facsimile No:  (703) 836-1799

provided that any party may change its address for notice by giving to each of the other parties hereto written notice of such change. Any notice given under this Section 19 shall be effective (i) if delivered personally, when delivered,
(ii) if sent by telex or telegram or by facsimile or other similar instantaneous electronic transmission device, twenty-four (24) hours after sending, and (iii) if sent by certified mail, forty-eight (48) hours after mailing.

     20. GENERAL PROVISIONS.

     20.1 Governing Law; Interpretation: Section Headings. This Agreement Shall be Governed by and Construed and Enforced in Accordance With the Laws of the State of Delaware, Without Regard to Conflict-of-laws Rules as Applied in the State of Delaware. the Section Headings Contained Herein are for Purposes of Convenience Only, and Shall Not be Deemed to Constitute a Part of This Agreement or to Affect the Meaning or Interpretation of This Agreement in Any Way. Any Action or Proceeding Arising Under This Agreement Shall Take Place in the United States District Court in Delaware.

     The parties irrevocably and unconditionally agree (i) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) that service of process may also be made on the parties by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service so made shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

     20.2 SEVERABILITY. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Delaware, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed here from for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use their best reasonable effort to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

     20.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

     20.4 BINDING EFFECT. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

     20.5 ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall not be assigned or, delegated by any party hereto without the prior written consent of the other parties hereto.

     20.6 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provisions, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

     20.7 GENDER; NUMBERS. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

     20.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together,
shall  bear  the  signatures  of  each  of  the  parties   reflected  hereon  as
signatories.

     20.9 TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK - SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                                                     TELOS:

                                                          TELOS CORPORATION,
                                                          a Maryland corporation

                            By: /s/ William L.P. Brownley
                            Name:_______________________________________________
                            Title: Vice President/General Counsel


                                                     SHAREHOLDER:

                                                     TELOS CORPORATION,

                                                        a California corporation




                                                     SELLER:

                         TELOS FIELD ENGINEERING, INC.,

                                                          a Delaware corporation

                            By: /s/ William L.P. Brownley
                            Name:_______________________________________________
                            Title: Vice President/General Counsel

                                                 PURCHASER:

                                            TFE TECHNOLOGY HOLDINGS, LLC
                                          a Delaware limited liability company
                             BY: TFE TECHNOLOGY, LLC

                                           a Delaware limited liability company
                                     Manager

                               By: /s/ Peter J. Carr
                               Name: Peter J. Carr
                               Title: Manager